CONTACTS:
Patrick Spangler, CFO
ev3 Inc.
(763) 398-7000
pspangler@ev3.net
MEDIA RELATIONS:
Laura Nobles
Nobles Communications
(310) 795-0497
laura@noblescommunications.com

INVESTOR RELATIONS:
Marian Briggs
Padilla Speer Beardsley
(612) 455-1742
mbriggs@psbpr.com
ev3 Inc. Reports 29% Increase in Second Quarter Net Sales
Conference Call Scheduled for July 23, 2007 at 7:30 a.m. CT;
Simultaneous Webcast at www.ev3.net
PLYMOUTH, Minn. – July 22, 2007 – ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal second quarter of 2007.
ev3’s net sales in the second quarter of 2007 increased 29% to $65.4 million versus net sales of $50.6 million in the second quarter of 2006. Second quarter sales growth was broad-based and reflected a strong contribution from each of ev3’s Cardio Peripheral and Neurovascular business segments, as well as a strong contribution from both domestic and international markets.
Jim Corbett, president and CEO of ev3 Inc., commented, “We are very pleased with our revenue performance this quarter which included consistent and balanced performance across all of our major product lines. We continued to demonstrate the leverage of our sales and marketing investment through increased productivity in our sales forces across business segments and around the world.”

ev3’s net loss for the second quarter of 2007 increased to $11.9 million compared to $10.8 million in the second quarter of 2006. ev3’s net loss per common share was $0.20 for the second quarter of 2007 compared to $0.19 per common share in the second quarter of 2006. Total weighted average common
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shares outstanding used in the per share calculations were 59.5 million and 56.7 million for the second quarter of 2007 and 2006, respectively.
ev3’s earnings before interest, taxes, depreciation and amortization (EBITDA), excluding charges for non-cash stock-based compensation, was a negative $3.5 million in the second quarter of 2007, compared to a negative $3.6 million in the second quarter of 2006. ev3 uses the non-GAAP financial measure, EBITDA, excluding charges for non-cash stock-based compensation, as a supplemental measure of performance and believes that this measure facilitates operating performance comparisons from period to period and company to company. A reconciliation of these non-GAAP numbers to ev3’s net loss for the respective periods can be found immediately following the detail of net sales by geography later in this press release. This information is also made available on the company’s website at www.ev3.net.
Commenting on earnings, Jim Corbett stated, “While we are very pleased with our revenue performance, progress towards our profitability goals this quarter was hampered by litigation expenses which were higher than anticipated. While we remain committed to achieving positive EBITDA, excluding charges for non-cash stock-based compensation, for 2007, the higher and ongoing level of litigation activity has made this goal more challenging.”
Sales Review
In the second quarter of 2007, ev3’s Neurovascular segment net sales increased 24% to $24.8 million versus $20.0 million in the second quarter of 2006. Within the Neurovascular business segment, sales of embolic products increased 36% to $12.8 million from $9.4 million, and sales of Neuro access and delivery products were up 12% to $12.0 million from $10.6 million. The primary growth drivers for the Neurovascular segment were the continued market penetration of both the Onyx Liquid Embolic System for the treatment of brain arterio-venous malformations (AVMs) and the Nexus family of embolic coils for the treatment of brain aneurysms.
Cardio Peripheral segment net sales in the second quarter of 2007 increased 33% to $40.6 million versus $30.6 million in the second quarter of 2006. Within the Cardio Peripheral business segment, stent sales increased 38% to $22.2 million from $16.0 million. Sales of thrombectomy and embolic protection products increased 50% to $8.4 million from $5.7 million, while sales of procedural support and other Cardio Peripheral products increased 13% to $10.0 million from $8.9 million. The largest contributors to the growth in the Cardio Peripheral segment were the EverFlex stent and the SpiderFX Embolic Protection Device, sales of which included initial shipments to the company’s new marketing partner, Volcano Corporation.
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On a geographic basis, ev3’s second quarter U.S. net sales increased 29% to $39.6 million, while second quarter international net sales increased 30% to $25.8 million, over the prior-year quarter. Changes in foreign currency exchange rates had a positive impact of approximately $1.1 million on second quarter 2007 net sales compared to the second quarter of the prior year.
Business Highlights
During the second quarter of 2007, ev3 achieved new milestones both domestically and internationally, including:
Neurovascular Segment Accomplishments
Axium: ev3 successfully completed initial clinical evaluations of its new Axium coil system in June. Based upon favorable response from first users, ev3 anticipates a full market roll out during the third quarter.
Onyx: ev3’s Onyx Liquid Embolic System achieved record net sales in second quarter. Onyx has become the standard of care for the treatment of arterio-venous malformations in many of the major teaching institutions in the United States.
Onyx 500: In April, ev3 received Humanitarian Device Exemption (HDE) approval from the FDA for its Onyx 500 Liquid Embolic System that is indicated for the treatment of intracranial aneurysms. Onyx 500 represents a new clinical tool for patients with challenging wide-necked cerebral aneurysms that are difficult to treat with conventional embolic coil technology. During the second quarter, initial cases were successfully completed and physician training began for ev3’s proctoring program. ev3 also initiated a clinical trial to further validate the benefits of Onyx 500 in treating wide-neck aneurysms.
SOLO: ev3 continued to make progress with its SOLO stent, the industry’s first such product that is fully retrievable. Given its unique design, ev3 envisions several potential applications for SOLO, including temporary placement across the neck of an aneurysm to facilitate packing with coils or a liquid embolic. ev3 continues to expect to launch SOLO in Europe later this year.
Cardio Peripheral Segment Accomplishments
This quarter saw the Cardio Peripheral segment achieve a number of significant clinical and commercial milestones. Perhaps most notable, was the conditional IDE (Investigational Device Exemption) approval from the FDA to study the use of ev3’s Protégé EverFlex Self-Expanding Stent System in the treatment of
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peripheral artery disease. The trial, called DURABILITY II, is designed to demonstrate the stent’s long-term patency and fracture resistance in symptomatic patients with PAD in the superficial femoral artery (SFA) as well as the proximal popliteal arteries in the leg. Importantly, this will be the first trial to examine the use of a single stent for treating lesions as long as 16 centimeters. ev3 expects the first patients to be enrolled in this trial during the third quarter.
Consistent with ev3’s overall strategy to drive science and clinical indications across the entire ev3 peripheral portfolio, ev3 is planning on a clinical trial with patients with PAG in the iliac artery to study use of its Protégé GPS, Protégé EverFlex and Primus products. ev3 expects to begin be enrolling patients in this trial in the fourth quarter.
Also during the second quarter, ev3 began enrolling patients in its CREATE carotid stenting post approval study. This study will examine the treatment of high risk patients with carotid artery disease utilizing ev3’s Protégé carotid stent and SpiderFX Embolic Protection Device. ev3 anticipates having 500 patients enrolled in the CREATE study by year end.
As previously announced, ev3 entered into a joint marketing and distribution agreement in April with Volcano Corporation, allowing Volcano to sell ev3’s SpiderFX Embolic Protection Device in conjunction with two of Volcano’s products for the endovascular treatment of diseased saphenous vein grafts. During the second quarter, ev3 commenced SpiderFX shipments to Volcano and completed the training of Volcano’s sales force.
International Accomplishments
ev3 opened up an office in Beijing, China during second quarter, with ten employees now on board. With one fifth of the world’s population, ev3 believes China represents an important growth market for its products.
Another significant market opportunity for ev3 is Korea. ev3’s Nexus product line has been extremely well received in Korea and the company received Korean regulatory approvals for Onyx on June 30, 2007.
Finally, in June ev3 completed the enrollment phase of its DURABILITY trial to evaluate the EverFlex stent for the treatment of SFA disease. This is one of several trials and registries being conducted in Europe this year. Follow up data collection is scheduled at six and twelve months.
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Proposed Merger Transaction
Also today, ev3 and Fox Hollow Technologies announced that the companies signed a definitive agreement by which ev3 and FoxHollow will merge in a $780 million cash and stock transaction. The proposed merger would create a new company with a market capitalization of approximately $1.7 billion, based on the companies’ closing stock prices on July 20, 2007. Under the terms of the merger agreement, FoxHollow stockholders will receive 1.45 shares of ev3 common stock plus $2.75 in cash for each share of FoxHollow common stock they own. FoxHollow stockholders may elect to receive either $25.92 in cash or 1.62 shares of ev3 common stock for each share of FoxHollow common stock by making an all-cash or an all-stock election, respectively, although such elections are subject to proration to preserve an overall mix of 1.45 share of ev3 common stock and $2.75 in cash for all of the outstanding shares of FoxHollow common stock in the aggregate. The transaction is expected to be completed in the fourth quarter of 2007.
Outlook
ev3 expects 2007 annual net sales to be in the range of approximately $266 to $274 million. ev3 expects third quarter of 2007 net sales to be in the range of $64 to $68 million. Further, ev3 continues to expect its EBITDA, excluding non-cash stock-based compensation, to be positive in 2007, excluding all expenses relating to the proposed merger.
Conference Call Information
ev3 will host a conference call tomorrow, July 23, 2007, beginning at 7:30 a.m. CT to discuss its announced merger transaction with FoxHollow Technologies Inc. and provide a brief overview of ev3’s financial results for the second quarter of 2007. Discussions during the conference call may include forward-looking statements regarding such topics as, an but not limited to, the company’s net sales, cost of goods sold, operating expenses, distribution arrangements, clinical studies, regulatory status, financial position and comments the company may make about its future in response to questions from participants on the conference call. Any interested party may listen to the conference call through a live audio Webcast at www.ev3.net. For those unable to listen to the Webcast, a playback of the Webcast will be available at www.ev3.net for approximately 14 days. Those without Internet access may join the call from within the United States by dialing 888-823-7459; outside the United States dial 973-935-8751 passcode 9041797. A playback of the conference call will be available from 11 a.m. CT, July 23, 2007 until 11:00 p.m. CT on August 6, 2007 by dialing 877-519-4471 (United States) or 973-341-3080 (International), passcode 9041797.
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About ev3 Inc.
ev3 Inc. is a global medical device company focused on endovascular technologies for the minimally invasive treatment of vascular diseases and disorders.
ev3 and the ev3 logo are trademarks of ev3 Inc., registered in the U.S. and other countries.
All trademarks and trade names referred to in this press release are the property of their respective owners.
Forward-Looking Statements
Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: product demand and market acceptance; the impact of competitive products and pricing; delays in regulatory approvals and the introduction of new products; and success of clinical testing. More detailed information on these and additional factors which could affect ev3 Inc.’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q. ev3 Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, ev3 Inc. undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
Important Additional Information for Investors and Stockholders
This communication is being made in respect of the proposed business combination involving ev3 and FoxHollow. In connection with the proposed transaction, ev3 intends to file with the SEC a registration statement on Form S-4, containing an information/proxy statement-prospectus and other relevant materials and each of ev3 and FoxHollow plan to file with the SEC other documents regarding the proposed transaction. The final information/proxy statement-prospectus will be mailed to the stockholders of ev3 and FoxHollow. INVESTORS AND SECURITY HOLDERS OF EV3 AND FOXHOLLOW ARE URGED TO READ THE INFORMATION/PROXY STATEMENT-PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EV3, FOXHOLLOW AND THE PROPOSED TRANSACTION.
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Investors and security holders will be able to obtain free copies of the registration statement and the information/proxy statement-prospectus (when available) and other documents filed with the SEC by ev3 and FoxHollow at the SEC’s web site at www.sec.gov. Free copies of the registration statement and the information/proxy statement-prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to ev3, Attention: Investor Relations Dept., telephone: (763) 398-7000; or at ir@ev3.net or to FoxHollow, Attention: Investor Relations Dept., telephone (650) 421-8449, or at investorrelations@foxhollowtech.com. In addition, investors and security holders may access copies of the documents filed with the SEC by ev3 on ev3’s website at www.ev3.net, and investors and security holders may access copies of the documents filed with the SEC by FoxHollow on FoxHollow’s website at www.foxhollowtech.com.
ev3, FoxHollow and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of FoxHollow in respect of the proposed transaction. Information regarding ev3’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007 and the proxy statement for ev3’s 2007 Annual Meeting of Stockholders, filed with the SEC on April 16, 2007. Information regarding FoxHollow’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 13, 2007 and the proxy statement for FoxHollow’s 2007 Annual Meeting of Stockholders, filed with the SEC on April 30, 2007. If and to the extent that any of the ev3 or FoxHollow participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive information/proxy statement-prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of ev3’s and FoxHollow’s directors and executive officers in the merger by reading the definitive information/proxy statement-prospectus when it becomes available.
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ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Net sales	$65,396	$50,620	$126,895	$92,857

Operating expenses
Cost of goods sold (a)	22,362	18,179	42,819	34,667
Sales, general and administrative (a)	40,882	35,808	80,019	73,669
Research and development (a)	11,323	6,047	18,756	12,821
Amortization of intangible assets	3,864	4,282	7,964	8,525
(Gain) loss on sale or disposal of assets, net	(1,004)	(46)	(988)	124
Acquired in-process research and development	—	—	—	1,786

Total operating expenses	77,427	64,270	148,570	131,592

Loss from operations	(12,031)	(13,650)	(21,675)	(38,735)

Other income:
Gain on sale of investments, net	—	(1,063)	—	(1,063)
Interest income, net	(297)	(514)	(406)	(1,213)
Other income, net	(195)	(1,327)	(512)	(1,381)

Loss before income taxes	(11,539)	(10,746)	(20,757)	(35,078)

Income tax expense	332	77	608	246

Net loss	$(11,871)	$(10,823)	$(21,365)	$(35,324)

Earnings per share:
Net loss per common share (basic and diluted)	$(0.20)	$(0.19)	$(0.37)	$(0.63)

Weighted average common shares outstanding	59,543,827	56,698,043	58,529,041	56,319,427

(a) Includes stock-based compensation charges of:
Cost of goods sold	$187	$155	$345	$369
Sales, general and administrative	2,207	1,799	4,066	3,165
Research and development	266	158	448	372

	$2,660	$2,112	$4,859	$3,906

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ev3 Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	July 1,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$57,919	$24,053
Short-term investments	7,800	14,700
Accounts receivable, less allowance of $3,877 and $3,924, respectively	56,046	45,137
Inventories	44,297	42,124
Prepaid expenses and other assets	4,913	7,162
Other receivables	2,446	2,669

Total current assets	173,421	135,845

Restricted cash	1,310	2,022
Property and equipment, net	23,960	24,072
Goodwill	149,061	149,061
Other intangible assets, net	41,650	40,014
Other assets	730	1,812

Total assets	$390,132	$352,826

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$10,782	$13,140
Accrued compensation and benefits	15,676	16,382
Accrued liabilities	14,745	10,102
Current portion of long-term debt	3,346	2,143

Total current liabilities	44,549	41,767

Long-term debt	8,095	5,357
Other long-term liabilities	902	468

Total liabilities	53,546	47,592

Stockholders’ equity

Common stock: $0.01 par value; 100,000,000 shares authorized; issued and outstanding: 60,889,666 and 57,594,742, respectively	609	576
Additional paid in capital	972,743	919,221
Accumulated deficit	(636,660)	(614,578)
Accumulated other comprehensive (loss) income	(106)	15

Total stockholders’ equity	336,586	305,234

Total liabilities and stockholders’ equity	$390,132	$352,826

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ev3 Inc.
SELECTED NET SALES INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended			For the Six Months Ended
	July 1,	July 2,		July 1,	July 2,
	2007	2006	% change	2007	2006	% change
NET SALES BY SEGMENT
Cardio Peripheral
Stents	$22,153	$16,020	38%	$41,959	$29,066	44%
Thrombectomy and embolic protection	8,443	5,642	50%	14,661	9,679	51%
Procedural support and other	10,035	8,919	13%	20,502	17,168	19%

Total cardio peripheral	40,631	30,581	33%	77,122	55,913	38%

Neurovascular
Embolic products	12,827	9,412	36%	25,753	16,795	53%
Neuro access and delivery products and other	11,938	10,627	12%	24,020	20,149	19%

Total neurovascular	24,765	20,039	24%	49,773	36,944	35%

Total company	$65,396	$50,620	29%	$126,895	$92,857	37%

	For the Three Months Ended			For the Six Months Ended
	July 1,	July 2,		July 1,	July 2,
	2007	2006	% change	2007	2006	% change
NET SALES BY GEOGRAPHY
United States	$39,576	$30,689	29%	$74,716	$55,463	35%
International	25,820	19,931	30%	52,179	37,394	40%

Total net sales	$65,396	$50,620	29%	$126,895	$92,857	37%

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ev3 Inc.
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2007	2006	2007	2006
Reconciliation of net loss to EBITDA

Net loss, as reported (GAAP basis)	$(11,871)	$(10,823)	$(21,365)	$(35,324)

Interest income, net	(297)	(514)	(406)	(1,213)
Income tax expense	332	77	608	246
Depreciation and amortization	5,670	5,581	11,574	11,097

EBITDA	$(6,166)	$(5,679)	$(9,589)	$(25,194)

Stock-based compensation	2,660	2,112	4,859	3,906

EBITDA, adjusted for stock-based compensation	$(3,506)	$(3,567)	$(4,730)	$(21,288)

ev3 uses non-GAAP financial measures, as outlined above, as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3 also believes that the presentation of these measures provides useful information to investors in evaluating the company’s operations, period over period. Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under Generally Accepted Accounting Principles (GAAP). This information is also made available on the company’s website at www.ev3.net.
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